EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


CEL-SCI Corporation
Vienna, Virginia


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated January 13, 2009, relating to the consolidated financial statements of CEL-SCI Corporation appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2008. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.


BDO Seidman LLP



Bethesda, Maryland

October 1, 2009

                              CONSENT OF ATTORNEYS


      Reference is made to the Registration Statement of CEL-SCI Corporation on Form S-8 whereby the Company proposes to sell 32,000,000 shares of the Company's Common Stock. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be issued and sold.

      We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.


                                Very Truly Yours,

                              HART & TRINEN, L.L.P.



                             By /s/ William T. Hart
                                 William T. Hart


Denver, Colorado
September 28, 2009